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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): MAY 1, 2008



           FLAHERTY & CRUMRINE/CLAYMORE TOTAL RETURN FUND INCORPORATED
               (Exact name of registrant as specified in charter)

         MARYLAND                     333-106393          13-4258227
       (State or other jurisdiction  (Commission          (IRS Employer
       of  incorporation)             File Number)        Identification Number)

        301 E. COLORADO BOULEVARD, SUITE 720, PASADENA, CALIFORNIA     91101
           (Address of principal executive offices)                 (Zip Code)

       Registrant's telephone number, including area code: (626) 795-7300

       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01.      OTHER EVENTS.

REDEMPTION OF MAJORITY OF OUTSTANDING PREFERRED SHARES
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On May 1, 2008,  Flaherty &  Crumrine/Claymore  Total  Return Fund  Incorporated
issued a press release announcing that it has received secured committed financing that it intends to use to redeem approximately 70% of its outstanding auction market preferred stock at a redemption price equal to the liquidation preference of $25,000 per share, plus the amount of accumulated but unpaid dividends, for consideration of approximately $89 million. The AMPS are designated, respectively, as Series T7 (CUSIP #338479207) and Series W28 (CUSIP #338479306). A copy of the press release is filed as an exhibit to this report.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(C) EXHIBITS.

EXHIBIT

NUMBER         DESCRIPTION
------         -----------
99             Press release issued by Flaherty & Crumrine/Claymore  Total
               Return Fund Incorporated on May 1, 2008.

                                    SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

       Date:  May 5, 2008

                                       FLAHERTY & CRUMRINE/CLAYMORE TOTAL RETURN
                                       FUND INCORPORATED

                                       By: /S/ DONALD F. CRUMRINE
                                           -----------------------
                                           Donald F. Crumrine
                                           Chief Executive Officer